                                                                  EXHIBIT 28(b)





                               Securities and Exchange Commission
                                     Washington, D.C., 20549
                                           Form 11-K


                       [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                          For the calendar year ended December 31, 1993


                                               OR


                     [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]




                         SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                                  CASH OR DEFERRED ARRANGEMENT
                                  ----------------------------
                                      (Full Title of Plan)



                         Science Applications International Corporation
                      10260 Campus Point Drive, San Diego, California 92121
                      -----------------------------------------------------
                       (Name of issuer of the securities held pursuant to
                   the Plan and the address of its principal executive office)

                                            SIGNATURE




      The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Science Applications International Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                SCIENCE APPLICATIONS
                                                INTERNATIONAL CORPORATION
                                                CASH OR DEFERRED ARRANGEMENT




DATE    4-4-94                                    /s/Ward Reed
    -------------------------------             --------------------------------
                                                Ward Reed

                                                Corporate Vice President
                                                and Treasurer
                                                Retirement Plans Committee

                                 SCIENCE APPLICATIONS
                                 INTERNATIONAL CORPORATION
                                 CASH OR DEFERRED ARRANGEMENT
                                 REPORT, FINANCIAL STATEMENTS
                                 AND ADDITIONAL INFORMATION
                                 DECEMBER 31, 1993 AND 1992

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

INDEX TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------



                                                                           PAGE


Report of Independent Accountants                                           F-2


Financial Statements:

      Statement of Net Assets Available for Benefits                        F-3

      Statement of Changes in Net Assets Available for Benefits             F-4

      Notes to Financial Statements                                         F-5


Additional Information:

      Schedule I        - Schedule of Assets Held for Investment Purposes   F-14

      Schedule II       - Schedule of Reportable Transactions               F-15



Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                                REPORT OF INDEPENDENT ACCOUNTANTS




To the Retirement Plans Committee
and Participants of the Science Applications
International Corporation Cash or Deferred Arrangement

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the net assets available for benefits of the Science Applications International Corporation Cash or Deferred Arrangement (the Plan) at December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




PRICE WATERHOUSE
San Diego, California
March 25, 1994

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
- --------------------------------------------------------------------------------


                                                             DECEMBER 31,
                                                          1993         1992
ASSETS

Investments:
  Mutual funds, at market value                      $ 127,253,000 $  97,979,000
  SAIC Common Stock, at fair value                      64,225,000    39,335,000
  Short-term investments, at market value                   20,000        76,000
  Participant loans                                      6,646,000     4,657,000
                                                     ------------- -------------

                                                       198,144,000   142,047,000
                                                     ------------- -------------

Receivables:
  Employee contributions                                 1,478,000     1,094,000
  Employer contributions                                   473,000       579,000
                                                     ------------- -------------

                                                         1,951,000     1,673,000
                                                     ------------- -------------

   Total assets                                        200,095,000   143,720,000
                                                     ------------- -------------

LIABILITIES

Accrued Plan expenses                                       38,000        32,000
                                                     ------------- -------------

   Total liabilities                                        38,000        32,000
                                                     ------------- -------------

Net assets available for benefits                    $ 200,057,000 $ 143,688,000
                                                     ------------- -------------
                                                     ------------- -------------


                 See accompanying notes to financial statements.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
- -------------------------------------------------------------------------------

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                       1993              1992
Additions to net assets attributed to:
  Investment income:
    Mutual funds:
      Realized gain                                $   1,189,000     $     252,000
      Change in unrealized appreciation                4,287,000         1,982,000
      Other investment income                          6,946,000         4,988,000
    SAIC Common Stock:
      Realized gain                                        2,000           750,000
      Change in unrealized appreciation                5,115,000         2,633,000
    Interest                                             533,000           449,000
  Employee contributions                              39,462,000        33,524,000
  Employer contributions                               7,674,000         6,627,000
                                                   -------------     -------------

        Total additions                               65,208,000        51,205,000
                                                   -------------     -------------

Deductions from net assets attributed to:
  Distributions to participants                       (8,694,000)       (8,154,000)
  Plan expenses                                         (145,000)         (116,000)
  Plan to plan transfer of fund balances                               (11,166,000)
                                                   -------------     -------------

        Total deductions                              (8,839,000)      (19,436,000)
                                                   -------------     -------------

Net increase                                          56,369,000        31,769,000

Net assets at beginning of year                      143,688,000       111,919,000
                                                   -------------     -------------

Net assets at end of year                          $ 200,057,000     $ 143,688,000
                                                   -------------     -------------
                                                   -------------     -------------

                         See accompanying notes to financial statements.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
NOTE 1 - PLAN DESCRIPTION

GENERAL

The Science Applications International Corporation Cash or Deferred Arrangement (the "Plan" or "CODA") was established on September 18, 1982 and became effective January 1, 1983. The authority to administer the Plan is vested in the Retirement Plans Committee (the "Committee") whose members are the Named Fiduciaries for purposes of Section 402 (a) of the Employee Retirement Income Security Act of 1974, as amended. Generally, employees of Science Applications International Corporation (the "Company" or "SAIC") and its subsidiaries are eligible to participate in the Plan upon commencing employment, except for employees in groups or units designated as ineligible.

The Plan consists of a Deferred Fund which is the fund in which assets acquired by the Plan in its function as a qualified Cash or Deferred Arrangement are held and accounted for. The Plan permits a participant to elect to defer up to 18% of their eligible compensation, as defined, for the Plan year and to have such deferred amount contributed directly by the Company to the Deferred Fund for the benefit of the participant. Such contributions are limited under Section 401(a) of the Internal Revenue Code ("IRC") to $8,994 and $8,728 for the years ended December 31, 1993 and 1992, respectively. Amounts deferred by participants, including rollovers from qualified plans, totaled $39,462,000 and $33,524,000 for the years ended December 31, 1993 and 1992, respectively.

In addition to amounts deferred by participants, the Company, at its discretion, may make a matching contribution equal to a specified percentage of the aggregate amounts deferred by participants. The match is only provided on participant deferrals of up to 10% of compensation, with any deferrals above 10% receiving no match. In 1993 and 1992, the Company contributed 30% of the first $2,000 of a participant's annual deferred compensation and 15% of such deferred compensation above $2,000 for a yearly total of $7,674,000 and $6,396,000, respectively. During 1993 and 1992, the Company contribution was allocated to the SAIC Common Stock Fund. Also, the Company, at its discretion, may make an additional contribution to the Deferred Fund for the benefit of participants in order to comply with Section 401(k) of the Code. The additional Company contributions are allocated to participants' accounts as prescribed by the Company. During 1992, additional Company contributions of $231,000 were invested in the Vanguard Money Market Prime Portfolio. No additional contribution was made during 1993.

The Company's contribution to the Deferred Fund is to be paid in cash unless the Company's Board of Directors determines to make the contribution in shares of Class A Common Stock or another form. Contributions to the participant's Deferred Fund shall not exceed the maximum amount deductible by the Company for Federal income tax purposes.

Participants may elect to borrow against their deferred participant account balances. Upon this election, the loan balance is transferred from the applicable investment fund(s) to a separate loan fund (participant loans) until repayment.

Participants are permitted to transfer to the Plan their account balances from a previous employer's qualified retirement plan within a specified time period.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

A participant's interest in the Deferred Fund account is 100% vested at all times. The participant's interest in the Deferred Fund account will be paid in a single distribution to the participant or their designated beneficiary upon termination of employment with the Company, retirement, permanent disability or death. A participant may not make withdrawals from the Deferred Fund accounts while employed with the Company prior to attaining age 59-1/2 unless the
Committee determines the participant is incurring financial hardship.   After
attaining age 59-1/2, a participant may make one withdrawal each Plan year even if still employed with the Company. Distributions from the Deferred Fund are paid in cash.

During 1992, the Plan transferred 942,000 shares of the Company's Class A Common Stock and $18,000 in cash from the SAIC Common Stock Fund to the SAIC Employee Stock Ownership Plan (the "ESOP"). The aggregate cost and market value, respectively, of the shares transferred was $10,402,000 and $11,148,000. This transfer was pursuant to a 30 percent ownership requirement under Section 1042 of the IRC. Participants remain fully vested with respect to their interest in the shares transferred to the ESOP.

INVESTMENT PROGRAMS

The investment programs offered to participants in the Deferred Fund allow participants to choose among seven investment funds offered by the Vanguard Group of Investment Companies. Participants are also allowed to direct a portion of their investment into Class A Common Stock of the Company. During 1993 and 1992, the first $2,000 of a participant's annual deferred compensation under the Plan was invested in the SAIC Common Stock Fund. Such investment into the SAIC Common Stock Fund may be exchanged into one of the Vanguard Funds subject to certain restrictions.

The seven Vanguard Funds offered are as follows:

1) Vanguard GNMA Portfolio, which invests in fixed income securities guaranteed by the U.S. Government; 2) Vanguard Index Trust-500 Portfolio, which invests in common stocks; 3) Vanguard Prime Portfolio, which invests in money market instruments; 4) Vanguard Short-Term Federal Portfolio, which invests in U.S. government obligations; 5) Vanguard Wellesley Income Fund, which invests in fixed income securities and common stocks; 6) Vanguard Windsor Fund, which invests in common stocks; and 7) Vanguard International Growth Portfolio, which invests in common stocks of companies based outside the United States. Separate Deferred Fund accounts are established for each investment program selected by a participant. Participants may elect to transfer their existing account balances at any time among the investment funds and/or alter the allocations of future contributions among the investment alternatives under rules prescribed by the Committee.

PLAN TERMINATION

Although the Company has not expressed any intent to terminate the Plan, it reserves the right to suspend or discontinue contributions to the Plan or to terminate its participation in the Plan at any time. In the event of termination, a distribution of the participants' Deferred Fund account balances will be made in accordance with the Plan provisions.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The accompanying financial statements are prepared on the accrual basis of accounting. Certain amounts from the prior year have been reclassified to conform to the 1993 presentation.

INVESTMENT VALUATION AND INCOME, GAINS AND LOSSES

VANGUARD FUNDS

Deposits to the Vanguard Funds are used to buy shares from a diversified portfolio of securities. Securities listed on any securities exchange are valued at the last sale price as of each valuation date. Securities not listed or traded as of the close of trading on the valuation date are valued at the latest quoted bid price of a dealer who regularly trades in the security being valued.

Investment transactions are accounted for on the date the shares in the fund are purchased or sold. Realized and unrealized gains and losses are computed based on the market value at the beginning of the year or purchase price if purchased during the year.

SAIC COMMON STOCK

There is no general public market for the Company's Common Stock. However, the Company has established and maintains a limited secondary market for Common Stock through its wholly-owned subsidiary, Bull, Inc. This limited market permits stockholders to sell stock at a price determined by a formula (the "Formula Price") to employees and consultants who have been approved by the Company's Board of Directors as being entitled to purchase an equity interest in the Company.

The fair value of the Common Stock is determined pursuant to the Formula Price. The gains or losses realized on distribution of investments and the increases or decreases in unrealized appreciation are calculated as the difference between the Formula Price and the market value of the investments at the beginning of
the year.   As of December 31, 1993 and 1992, the Formula Price of the Company's
Class A Common Stock was $13.12 and $11.83 and the Plan held approximately 4,895,000 shares and 3,325,000 shares, respectively.

It is the policy of the Committee to keep the SAIC Common Stock Fund invested primarily in Common Stock, except for estimated reserves for use in distributions and investment exchanges by participants. Such reserves are invested in the Vanguard Prime Portfolio mutual fund. If reserves in the SAIC Common Stock Fund are less than the amount required at any given time to make requested distributions and investment changes, investment exchanges out of the SAIC Common Stock Fund by participants may have to be deferred.

SHORT-TERM INVESTMENTS

Short-term investments consist primarily of State Street Bank and Trust Short-Term Investment Fund, which invests in short-term money market instruments. State Street Bank and Trust Company is the Plan's Trustee.

CONTRIBUTIONS

Company contributions are accrued based upon the amounts deferred by participants and those amounts determined by the Company's Board of Directors (Note 1).

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES OF THE PLAN

All expenses incurred in the administration of the Plan are paid out of Plan assets unless the Company elects to pay such costs. Fees totaling $27,000 and $28,000 were paid or accrued to the Trustee by the Plan during 1993 and 1992, respectively. Other Plan expenses totaling $118,000 and $88,000 were paid or accrued by the Plan during 1993 and 1992, respectively.


NOTE 3 - TAX STATUS

The Plan is intended to qualify under Section 401(a) of the Code. In addition, the Deferred Fund of the Plan is intended to be a "Qualified Cash or Deferred Arrangement" under Section 401(k) of the Code. The Plan is not subject to Federal income taxes.

The Plan received a favorable determination letter from the Internal Revenue Service during 1993 stating that the Plan qualifies under Sections 401(a) and 401(k) of the Code and is exempt from Federal income taxes. It is management's opinion that the Plan will continue to qualify under Sections 401(a) and 401(k) of the Code; however, if necessary, the Plan will be amended to maintain its qualified status.


NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT PROGRAM

Financial information by investment program as of December 31, 1993 and 1992, and for the years then ended are shown on the following pages.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------



NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT PROGRAM - continued

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1993

                           VANGUARD      VANGUARD       VANGUARD        VANGUARD      VANGUARD       VANGUARD       VANGUARD
                             GNMA          INDEX          PRIME         WELLESLEY      WINDSOR      INT'L GROWTH       STFED
ASSETS
Investments:
  Mutual funds             $13,844,000  $17,792,000    $16,738,000    $11,982,000    $43,286,000   $ 8,211,000    $12,882,000
  SAIC Common Stock
  Short-term investments
  Participant loans
                           -----------  -----------    -----------    -----------    -----------   -----------    -----------
                            13,844,000   17,792,000     16,738,000     11,982,000     43,286,000     8,211,000     12,882,000
                           -----------  -----------    -----------    -----------    -----------   -----------    -----------

Receivables:
  Employee contributions       123,000      198,000        127,000        154,000        372,000       107,000         98,000
  Employer contributions
                           -----------  -----------    -----------    -----------    -----------   -----------    -----------

                               123,000      198,000        127,000        154,000        372,000       107,000         98,000
                           -----------  -----------    -----------    -----------    -----------   -----------    -----------

    Total assets            13,967,000   17,990,000     16,865,000     12,136,000     43,658,000     8,318,000     12,980,000
                           -----------  -----------    -----------    -----------    -----------   -----------    -----------


LIABILITIES

Accrued Plan expenses
                           -----------  -----------    -----------    -----------    -----------   -----------    -----------

    Total liabilities
                           -----------  -----------    -----------    -----------    -----------   -----------    -----------

Net assets available
  for benefits             $13,967,000  $17,990,000    $16,865,000    $12,136,000    $43,658,000   $ 8,318,000    $12,980,000
                           -----------  -----------    -----------    -----------    -----------   -----------    -----------
                           -----------  -----------    -----------    -----------    -----------   -----------    -----------





                           SAIC COMMON   PARTICIPANT     STATE STREET
                              STOCK         LOANS           STIF          TOTAL

ASSETS
Investments:
  Mutual funds             $ 2,518,000                               $127,253,000
  SAIC Common Stock         64,225,000                                 64,225,000
  Short-term investments                                  $20,000          20,000
  Participant loans                      $6,646,000                     6,646,000
                           -----------   ----------       -------    ------------
                            66,743,000    6,646,000        20,000     198,144,000
                           -----------   ----------       -------    ------------

Receivables:
  Employee contributions       299,000                                  1,478,000
  Employer contributions       443,000                     30,000         473,000
                           -----------   ----------       -------    ------------
                               742,000                     30,000       1,951,000
                           -----------   ----------       -------    ------------
     Total assets           67,485,000    6,646,000        50,000     200,095,000
                           -----------   ----------       -------    ------------


LIABILITIES

Accrued Plan expenses                                      38,000          38,000
                           -----------   ----------       -------    ------------

    Total liabilities                                      38,000          38,000
                           -----------   ----------       -------    ------------

Net assets available
  for benefits             $67,485,000   $6,646,000       $12,000    $200,057,000
                           -----------   ----------       -------    ------------
                           -----------   ----------       -------    ------------

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT PROGRAM  - continued

       Statement of Net Assets Available for Benefits at December 31, 1992

                              VANGUARD      VANGUARD     VANGUARD    VANGUARD      VANGUARD       VANGUARD   VANGUARD   SAIC COMMON
                                  GNMA         INDEX        PRIME   WELLESLEY       WINDSOR   INT'L GROWTH      STFED         STOCK
ASSETS
Investments:
  Mutual funds            $ 13,239,000  $ 14,035,000 $ 17,756,000 $ 5,572,000  $ 29,956,000    $ 2,372,000 $ 12,606,000 $ 2,443,000
  SAIC Common Stock                                                                                                      39,335,000
  Short-term investments
  Participant loans
                            ----------    ----------   ----------  ----------    ----------     ----------  -----------  ----------

                            13,239,000    14,035,000   17,756,000   5,572,000    29,956,000      2,372,000   12,606,000  41,778,000
                            ----------    ----------   ----------  ----------    ----------     ----------  -----------  ----------

Receivables:
  Employee contributions         3,000         1,000        2,000       1,000         3,000          1,000        1,000   1,082,000
  Employer contributions                                  231,000                                                           328,000
                            ----------    ----------   ----------  ----------    ----------     ----------  -----------  ----------


                                 3,000         1,000      233,000       1,000         3,000          1,000        1,000   1,410,000
                            ----------    ----------   ----------  ----------    ----------     ----------  -----------  ----------


  Total assets              13,242,000    14,036,000   17,989,000   5,573,000    29,959,000      2,373,000   12,607,000  43,188,000
                            ----------    ----------   ----------  ----------    ----------     ----------  -----------  ----------

LIABILITIES

Accrued plan expenses
                            ----------    ----------   ----------  ----------    ----------     ----------  -----------  ----------


  Total liabilities
                            ----------    ----------   ----------  ----------    ----------     ----------  -----------  ----------


Net assets available
  for benefits            $ 13,242,000  $ 14,036,000 $ 17,989,000 $ 5,573,000  $ 29,959,000    $ 2,373,000 $ 12,607,000 $43,188,000
                            ----------    ----------   ----------  ----------    ----------     ----------  -----------  ----------
                            ----------    ----------   ----------  ----------    ----------     ----------  -----------  ----------


                             PARTICIPANT   STATE STREET
                                LOANS          STIF       TOTAL
ASSETS
Investments:
  Mutual funds                                       $ 97,979,000
  SAIC Common Stock                                    39,335,000
  Short-term investments                    $ 76,000       76,000
  Participant loans        $ 4,657,000                  4,657,000
                             ---------        ------   ----------

                             4,657,000        76,000  142,047,000
                             ---------        ------   ----------

Receivables:
  Employee contributions                                1,094,000
  Employer contributions                      20,000      579,000
                             ---------        ------  -----------


                                              20,000    1,673,000
                             ---------        ------  -----------


  Total assets               4,657,000        96,000  143,720,000
                             ---------        ------  -----------

LIABILITIES

Accrued plan expenses                         32,000       32,000
                             ---------        ------  -----------


  Total liabilities                           32,000       32,000
                             ---------        ------  -----------


Net assets available
  for benefits             $ 4,657,000      $ 64,000 $143,688,000
                             ---------        ------  -----------
                             ---------        ------  -----------

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT PROGRAM  - continued
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1993

                                     VANGUARD       VANGUARD      VANGUARD     VANGUARD       VANGUARD      VANGUARD     VANGUARD
                                       GNMA          INDEX         PRIME      WELLESLEY       WINDSOR      INT'L GROWTH   STFED
Additions to net assets
  attributed to:
  Investment income:
    Mutual funds:
     Realized gain               $    116,000   $    427,000                $    101,000   $    469,000    $    13,000 $    63,000

     Change in unrealized
      (depreciation) appreciation    (193,000)       621,000                     126,000      2,198,000      1,516,000      19,000

     Other investment income          854,000        444,000   $   499,000       764,000      3,556,000         66,000     763,000

    SAIC Common Stock:
     Realized gain

     Change in unrealized
      appreciation

    Interest

  Employee contributions            1,903,000      2,763,000     1,857,000     1,734,000      5,078,000      1,027,000   1,420,000


  Employer contributions                8,000          8,000         6,000        10,000         17,000          4,000       3,000
                                 ------------   ------------  ------------  ------------   ------------   ------------ ------------
                                    2,688,000      4,263,000     2,362,000     2,735,000     11,318,000      2,626,000   2,268,000
                                 ------------   ------------  ------------  ------------   ------------   ------------ ------------

Deductions from net assets
  attributed to:
  Distributions to participants      (648,000)      (713,000)   (1,114,000)     (438,000)    (1,762,000)      (115,000)   (851,000)


  Plan expenses

  Exchanges                        (1,315,000)       404,000    (2,372,000)    4,266,000      4,143,000      3,434,000 ( 1,044,000)
                                 ------------   ------------  ------------  ------------   ------------   ------------ ------------


                                   (1,963,000)      (309,000)   (3,486,000)    3,828,000      2,381,000      3,319,000  (1,895,000)

                                 ------------   ------------  ------------  ------------   ------------   ------------ ------------

    Net increase (decrease)           725,000      3,954,000    (1,124,000)    6,563,000     13,699,000      5,945,000     373,000

Net assets at beginning of year    13,242,000     14,036,000    17,989,000     5,573,000     29,959,000      2,373,000  12,607,000
                                 ------------   ------------  ------------  ------------   ------------   ------------ ------------

Net assets at end of year        $ 13,967,000   $ 17,990,000  $ 16,865,000  $ 12,136,000   $ 43,658,000    $ 8,318,000 $12,980,000
                                 ------------   ------------  ------------  ------------   ------------   ------------ ------------
                                 ------------   ------------  ------------  ------------   ------------   ------------ ------------



                                  SAIC COMMON    PARTICIPANT  STATE STREET
                                     STOCK          LOANS         STIF             TOTAL
Additions to net assets
  attributed to:
  Investment income:
    Mutual funds:
     Realized gain                                                          $  1,189,000

     Change in unrealized
      (depreciation) appreciation                                              4,287,000

     Other investment income
                                                                               6,946,000
    SAIC Common Stock:
     Realized gain               $      2,000                                      2,000

     Change in unrealized
      appreciation                  5,115,000                                  5,115,000

    Interest                          103,000    $   416,000   $    14,000       533,000

  Employee contributions           19,112,000                    4,568,000    39,462,000

  Employer contributions            7,510,000                      108,000     7,674,000
                                  -----------   ------------  ------------  ------------

                                   31,842,000        416,000     4,690,000    65,208,000
                                  -----------   ------------  ------------  ------------

Deductions from net assets
  attributed to:
  Distributions to participants    (2,876,000)      (177,000)                 (8,694,000)

  Plan expenses
                                                                  (145,000)     (145,000)
  Exchanges
                                   (4,669,000)     1,750,000    (4,597,000)
                                  -----------   ------------  ------------  ------------
                                   (7,545,000)     1,573,000    (4,742,000)   (8,839,000)
                                  -----------   ------------  ------------  ------------
    Net increase (decrease)        24,297,000      1,989,000       (52,000)   56,369,000

Net assets at beginning of year
                                   43,188,000      4,657,000        64,000   143,688,000
                                  -----------   ------------  ------------  ------------
Net assets at end of year
                                 $ 67,485,000    $ 6,646,000   $    12,000  $200,057,000
                                  -----------   ------------  ------------  ------------
                                  -----------   ------------  ------------  ------------

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


NOTE 4 - FINANCIAL INFORMATION BY INVESTMENT PROGRAM  - continued

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1992

                                     VANGUARD       VANGUARD      VANGUARD      VANGUARD      VANGUARD        VANGUARD
                                        GIC           GNMA         INDEX          PRIME      WELLESLEY         WINDSOR
Additions to net assets
  attributed to:
  Investment income:
    Mutual funds:
     Realized gain (loss)                       $     77,000  $    243,000                  $    21,000   $    (56,000)
     Change in unrealized
      (depreciation)
      appreciation                                  (171,000)      312,000                       (5,000)     2,149,000

     Other investment
      income                       $  167,000        861,000       382,000  $    635,000        311,000      1,854,000

    SAIC Common Stock:
     Realized gain

     Change in unrealized
      appreciation

    Interest

  Employee contributions                           1,518,000     1,908,000     1,770,000        694,000      3,477,000

  Employer contributions                                                         231,000
                                   ----------     ----------    ----------    ----------     ----------     ----------


                                      167,000      2,285,000     2,845,000     2,636,000      1,021,000      7,424,000
                                   ----------     ----------    ----------    ----------     ----------     ----------

Deductions from net
  assets attributed to:
  Distributions to
    participants                      (89,000)      (715,000)     (636,000)   (1,408,000)      (193,000)    (1,555,000)




  Plan to plan transfer of
    fund balances                                     (3,000)       (2,000)                      (2,000)        (3,000)

  Plan expenses

  Exchanges                        (2,261,000)       992,000     1,591,000      (692,000)     2,602,000      1,227,000
                                   ----------     ----------    ----------    ----------     ----------     ----------


                                   (2,350,000)       274,000       953,000    (2,100,000)     2,407,000       (331,000)
                                   ----------     ----------    ----------    ----------     ----------     ----------


Net (decrease) increase            (2,183,000)     2,559,000     3,798,000       536,000      3,428,000      7,093,000

Net assets at
  beginning of year                 2,183,000     10,683,000    10,238,000    17,453,000      2,145,000     22,866,000
                                   ----------     ----------    ----------    ----------     ----------     ----------


Net assets at end
  of year                          $        0   $ 13,242,000  $ 14,036,000  $ 17,989,000    $ 5,573,000   $ 29,959,000
                                   ----------     ----------    ----------    ----------     ----------     ----------
                                   ----------     ----------    ----------    ----------     ----------     ----------


                                    VANGUARD        VANGUARD   SAIC COMMON   PARTICIPANT   STATE STREET
                                 INT'L GROWTH         STFED       STOCK         LOANS          STIF              TOTAL
Additions to net assets
  attributed to:
  Investment income:
    Mutual funds:
     Realized gain (loss)         $   (59,000)  $     26,000                                             $    252,000
     Change in unrealized
      (depreciation)
      appreciation                   (130,000)      (173,000)                                               1,982,000

     Other investment
      income                           52,000        726,000                                                4,988,000

    SAIC Common Stock:
     Realized gain                                           $    750,000                                     750,000

     Change in unrealized
      appreciation                                              2,633,000                                   2,633,000

    Interest                                                      109,000   $   324,000     $   16,000        449,000

  Employee contributions              582,000      1,253,000   17,763,000                    4,559,000     33,524,000

  Employer contributions                                        6,297,000                       99,000      6,627,000
                                   ----------    -----------   ----------    ----------     ----------    -----------


                                      445,000      1,832,000   27,552,000       324,000      4,674,000     51,205,000
                                   ----------    -----------   ----------    ----------     ----------    -----------

Deductions from net
  assets attributed to:
  Distributions to
    participants                      (89,000)      (424,000)   (2,862,000)    (183,000)                   (8,154,000)

  Plan expenses                                                                               (116,000)      (116,000)

  Plan to plan transfer of
    fund balances                                     (3,000)  (11,153,000)                               (11,166,000)

  Exchanges                           104,000      2,021,000    (2,529,000)   1,441,000     (4,496,000)
                                   ----------    -----------   -----------    ----------     ----------    -----------


                                       15,000      1,594,000   (16,544,000)   1,258,000     (4,612,000)   (19,436,000)
                                   ----------    -----------   -----------    ----------     ----------    -----------


  Net (decrease) increase             460,000      3,426,000    11,008,000    1,582,000         62,000     31,769,000

  Net assets at
    beginning of year               1,913,000      9,181,000    32,180,000    3,075,000          2,000    111,919,000
                                   ----------    -----------   -----------    ----------     ----------    -----------


  Net assets at end
    of year                       $ 2,373,000   $ 12,607,000  $ 43,188,000  $ 4,657,000     $   64,000  $ 143,688,000
                                   ----------    -----------   -----------    ----------     ----------    -----------
                                   ----------    -----------   -----------    ----------     ----------    -----------


SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT


NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Transactions involving cash, securities or assets of the Company, the Trustee or other affiliated persons are considered to be party-in-interest transactions under Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure. Reportable party-in-interest transactions for the years ended December 31, 1993 and 1992 are summarized below:


                                                     YEAR ENDED DECEMBER 31, 1993
                                        ------------------------------------------------------------
                                          NUMBER        NUMBER
INVESTMENT SALES                        OF UNITS       OF SALES              COST           PROCEEDS
State Street Bank & Trust
  Short-term Investment Fund               629,000           83      $ 62,889,000       $ 62,889,000

SAIC Class A Common Stock                    2,000            1      $     22,000       $     24,000


                                           NUMBER     NUMBER OF
INVESTMENT PURCHASES                     OF UNITS     PURCHASES             COST
State Street Bank & Trust
  Short-term Investment Fund               629,000           95      $ 62,832,000

SAIC Class A Common Stock                1,572,000            4      $ 19,796,000

                                                     YEAR ENDED DECEMBER 31, 1992
                                          ----------------------------------------------------------
                                            NUMBER       NUMBER
INVESTMENT SALES                          OF UNITS     OF SALES              COST           PROCEEDS
State Street Bank & Trust
  Short-term Investment Fund               538,000           65      $ 53,820,000       $ 53,820,000

SAIC Class A Common Stock *                951,000            4      $ 10,499,000       $ 11,249,000


                                            NUMBER    NUMBER OF
INVESTMENT PURCHASES                      OF UNITS    PURCHASES             COST
State Street Bank & Trust
  Short-term Investment Fund               539,000           79      $ 53,880,000

SAIC Class A Common Stock                1,590,000            4      $ 18,109,000

* Investment sales include the transfer of 942,000 shares of SAIC Class A Common Stock to the ESOP (Note 1).

                                                          ADDITIONAL INFORMATION
                                                          SCHEDULE 1

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

ITEM 27a FORM 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AT DECEMBER 31, 1993
- -------------------------------------------------------------------------------


                            DESCRIPTION OF                               COST OF          CURRENT
  IDENTITY OF ISSUE           INVESTMENT            SHARES OR UNITS       ASSET            VALUE
Mutual funds:
  The Vanguard Group of
    Investment Companies     GNMA Portfolio             1,335,000     $  13,455,000     $  13,844,000

                             Index Trust-500
                               Portfolio                  406,000        14,902,000        17,792,000

                             Prime Portfolio           19,256,000        19,256,000        19,256,000

                             Short-Term Federal
                               Portfolio                1,246,000        12,799,000        12,882,000

                             Wellesley Income Fund        623,000        11,732,000        11,982,000

                             Windsor Fund               3,112,000        40,981,000        43,286,000

                             World Intl. Growth
                               Portfolio                  608,000         6,977,000         8,211,000
                                                                      -------------     -------------

                                                                        120,102,000       127,253,000

Common Stock:
  SAIC                       Class A                    4,895,000        59,110,000        64,225,000

Short-term investment:
  State Street               Short-Term Investment
    Bank & Trust               Fund                        20,000            20,000            20,000

                             Participant Loans,
                               Due 1/7/94 to 12/7/18;
                               6% - 12%                     1,000         6,646,000         6,646,000
                                                                      -------------     -------------

                                                                      $ 185,878,000     $ 198,144,000
                                                                      -------------     -------------
                                                                      -------------     -------------

                                                          ADDITIONAL INFORMATION
                                                          SCHEDULE II

SAIC APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT PLAN

ITEM 27d FORM 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS*
YEAR ENDED DECEMBER 31, 1993
- -------------------------------------------------------------------------------

                                                           NUMBER OF      PURCHASE          SELLING         LEASE
PARTY INVOLVED                DESCRIPTION OF ASSET        TRANSACTIONS      PRICE            PRICE          RENTAL
State Street Bank & Trust     Short-term Investment Fund       95       $  62,832,000

State Street Bank & Trust     Short-term Investment Fund       83                         $ 62,889,000

SAIC                          Class A Common Stock              4       $  19,796,000

                                                          CURRENT VALUE
                                                                ON
                              EXPENSE       COST OF        TRANSACTION       NET GAIN
                              INCURRED       ASSET             DATE          OR (LOSS)
State Street Bank & Trust                                   $ 62,832,000

State Street Bank & Trust                  $ 62,889,000     $ 62,889,000     $     0

SAIC                                                        $ 19,796,000

* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of December 31, 1992 as defined in Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

                                      F-15